Exhibit 1.3

October 31, 2025

Bit Digital, Inc.

31 Hudson Yards, Floor 11

New York, New York 10001

Attention: Erke Huang, Chief Financial Officer

Dear Mr. Huang:

Reference is made to the At The Market Offering Agreement, dated as of April 29, 2025, and the side letter, dated as of April 29, 2025 (collectively, the “ATM Agreement”), by and between Bit Digital, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The first sentence of the ATM Agreement is amended to delete “corporation” and insert in its place “exempted company”.

3. The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

““Registration Statement” shall mean the automatic shelf registration statement on Form S-3 registering an indeterminate amount of securities of the Company that was declared effective upon its filing with the Commssion on or about October 31, 2025, including or incorporating by reference exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

4. A new Section 3(rr) of the ATM Agreement is inserted as follows:

“(rr) Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act, including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, are and will remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form.”

5. Except as expressly set forth herein, all terms and conditions of the ATM Agreement shall remain in full force and effect following the execution of this Amendment and shall not be amended, modified, or superseded in any way except as specifically provided herein. The ATM Agreement, as amended by this Amendment, supersedes all prior agreements and understandings (whether written or oral) between the Company and Wainwright with respect to the subject matter hereof; provided, however, that certain engagement letter, dated as of March 21, 2024, as amended on April 23, 2025, by and between the Company and Wainwright shall remain in full force and effect and shall continue to govern the subject matter thereof and supersedes any inconsistent provision hereof.

6. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. This Amendment may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Accepted and Agreed:

bit digital, inc.

By:	/s/ Erke Huang
	Name:	Erke Huang
	Title:	Chief Financial Officer

[BTBT ATM Agreement Amendment Signature Page]

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